UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

                               EVANS SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

   TEXAS                                                        74-1613155
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(State or other jurisdiction     (Commission File Number)   (IRS Employee
of incorporation or organization)                           Identification No.)

102 South Mechanic, P.O. Box 550,
El Campo, Texas                                                   77437
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(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (979) 245-2424


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On April 12, 2006 (the "Effective Date"), pursuant to the terms of an Agreement For the Purchase of Common Stock entered by and among Evans Systems, Inc.; Homeland Integrated Security Systems, Inc.; and Cain, Smith & Strong II, LP, Homeland agreed to purchase 50.1% of the issued and outstanding common shares of the Company in exchange for an aggregate purchase price of Five Hundred Thousand Dollars ($500,000.00). Pursuant to the Agreement, Blair Couey, Dan Willis and Randy M. Clapp agreed to resign as directors of the Company (the "Former Directors") and Frank Moody, Brian Riley, Fred Wicks and Ian Riley were to be appointed as the new directors of Company. The consummation of the transaction was contingent upon the Company effectuating a reverse split and filing an amendment to its Articles of Incorporation to increase its authorized shares to 300,000,000 shares of common stock, $.001 par value in a timely manner. In accordance with same, the Company filed a Schedule 14C Information Statement with the SEC detailing the transaction, reverse split, and the increase in its authorized shares.

     Based on the Company's failure to effectuate the reverse split and increase in authorized shares in a timely manner, at this time, parties have mutually agreed that they will not proceed with the transaction.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Blair Couey, Dan Willis and Randy M. Clapp shall remain as the directors of the Company and Blair Couey shall also remain as President, Chief Executive Officer and Acting Chief Financial Officer of the Company.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                           Evans Systems, Inc.

                            By: /s/ Blair Couey
                                -----------------------------------
                                Blair Couey, Chairman and President

Dated: July 17, 2006